Exhibit 99.1

FOR IMMEDIATE RELEASE

KATE SPADE NEW YORK AND INTER PARFUMS SIGN GLOBAL LICENSE AGREEMENT

FOR KATE SPADE FRAGRANCE

New York, New York – June 7, 2019: Inter Parfums, Inc. (NASDAQ GS: IPAR) today announced that its majority owned Paris-based subsidiary, Interparfums SA, has entered into an 11-year exclusive worldwide fragrance license agreement with Kate Spade New York.

Under the agreement, Interparfums will create, produce and distribute new perfumes and fragrance-related products. Interparfums will distribute these fragrances globally to department and specialty stores and duty-free shops, as well as in Kate Spade New York retail stores beginning in fall 2020.

Jean Madar, Chairman and Chief Executive Officer of Inter Parfums, Inc. added, “We are extremely pleased to announce this new partnership. The Kate Spade brand’s youthful, colorful spirit and touch of humor give it a unique and entirely new position within our portfolio which will allow us to develop very creative projects closely aligned with the image conveyed by Nicola Glass, its Creative Director. With strong positions in the United States and South America as well as a presence in Asia, we are convinced in its potential as an international brand.”

Anna Bakst, Chief Executive Officer and Brand President of Kate Spade New York, said, “Fragrance is an aspirational category and the perfect way for our customer to discover the joy and femininity our brand is known for. We are very excited to have a world class partner in Interparfums SA to take our global business to the next level.”

About Inter Parfums, Inc.:

Founded in 1982, Inter Parfums, Inc. develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Abercrombie & Fitch, Anna Sui, Boucheron, Coach, Dunhill, Graff, GUESS, Hollister, Jimmy Choo, Karl Lagerfeld, Lily Aldridge, Kate Spade, Montblanc, Oscar de la Renta, Paul Smith, Repetto, S.T. Dupont and Van Cleef & Arpels. Inter Parfums is also the owner of Lanvin fragrances and the Rochas brand. Through its global distribution network, the Company’s products are sold in over 100 countries.

About Kate Spade New York:

Since its launch in 1993 with a collection of six essential handbags, Kate Spade New York has always stood for optimistic femininity. Today, the brand is a global life and style house with handbags, ready-to-wear, jewelry, footwear, gifts, home décor and more. Polished ease, thoughtful details and a modern, sophisticated use of color—Kate Spade New York’s founding principles define a unique style synonymous with joy. Under the vision of creative director Nicola Glass, the brand continues to celebrate confident women with a youthful spirit. Kate Spade New York is part of the Tapestry house of brands.

Inter Parfums, Inc. News Release	Page 2

June 7, 2019

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would,” or similar words. You should not rely on forward-looking statements, because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and “Risk Factors” in Inter Parfums’ annual report on Form 10-K for the fiscal year ended December 31, 2018 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact at Inter Parfums, Inc.	or	Investor Relations Counsel
Russell Greenberg, Exec. VP & CFO		The Equity Group Inc.
(212) 983-2640		Fred Buonocore, CFA (212) 836-9607/fbuonocore@equityny.com
rgreenberg@interparfumsinc.com		Linda Latman (212) 836-9609/llatman@equityny.com
www.interparfumsinc.com		www.theequitygroup.com

Contact at Kate Spade New York

Lalena Luba

Vice President, Public Relations

+1 212-626-3080

lluba@katespade.com

www.katespade.com